                                                                       EXHIBIT D

                          GREYHAWK STAINED GLASS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS
                                 AUGUST 15, 1997

                                TABLE OF CONTENTS

                                                                          PAGE

 INDEPENDENT AUDITORS' REPORT .......................................      1
 BALANCE SHEET ......................................................      2
 STATEMENT OF OPERATIONS ............................................      3
 STATEMENT OF STOCKHOLDERS' EQUITY ..................................      4
 STATEMENT OF CASH FLOWS ............................................      5
 NOTES TO FINANCIAL STATEMENTS ......................................    6-7

                             BARRY L. FRIEDMAN, P.C.
                           Certified Public Accountant

1582 TULITA DRIVE                                          OFFICE (702) 361-8414
LAS VEGAS, NEVADA 89123                                   FAX NO. (702) 896-0278

                          INDEPENDENT AUDITORS' REPORT

Board Of Directors                                               August 20, 1997
Greyhawk Stained Glass, Inc.

Las Vegas, Nevada

I have audited the Balance Sheet of Greyhawk Stained Glass, Inc. (A Development Stage Company), as of August 15, 1997, and the related Statements of Operations, Stockholders' Equity and Cash Flows for the period June 10, 1997, (inception) to August 15, 1997. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Greyhawk Stained Glass, Inc. at August 15, 1997, and the results of its operations and cash flows for the period June 10, 1997, (inception) to August 15, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Barry L. Friedman
Certified Public Accountant

                          GREYHAWK STAINED GLASS, INC.
                          (A Development Stage Company)
                                 August 15, 1997

BALANCE SHEET

ASSETS

CURRENT ASSETS:
     Cash                                                                $16,296
     Accounts Receivable                                                     500
                                                                         -------
        TOTAL CURRENT ASSETS                                             $16,796
                                                                         -------
OTHER ASSETS:
     Other Assets                                                        $     0
                                                                         -------
        TOTAL OTHER ASSETS                                               $     0
                                                                         -------
     TOTAL ASSETS                                                        $16,796
                                                                         =======
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:                                                     $     0
STOCKHOLDERS' EQUITY:
  Common stock, $.001 par value,
  authorized 50,000,000 shares;
  issued and outstanding at
  August 15, 1997-85,000 shares                                               85

  Additional paid-in capital                                              19,915

  Deficit accumulated during
  development stage                                                       -3,204
                                                                         -------
        TOTAL STOCKHOLDER'S EQUITY                                        16,796
                                                                         -------
     TOTAL LIABILITIES AND STOCKHOLDERS'
     EQUITY                                                              $16,796
                                                                         =======

See accompanying notes to financial statements.

                          Greyhawk Stained Glass, Inc.
                          (A Development Stage Company)
                  June 10, 1997 (Inception) to August 15, 1997

STATEMENT OF OPERATIONS
INCOME:
        Revenue                                                         $      0
                                                                        --------
EXPENSES:
        General, Selling
        and Administrative                                              $  3,204
                                                                        --------
               TOTAL EXPENSES                                           $  3,204
                                                                        --------

        NET LOSS                                                        $ -3,204
                                                                        ========
        NET LOSS
        PER SHARE                                                       $-0.2848
                                                                        ========
WEIGHTED AVERAGE
NUMBER OF SHARES
OUTSTANDING                                                               11,250
                                                                        ========

See accompanying notes to financial statements.

                          Greyhawk Stained Glass, Inc.
                          (A Development Stage Company)
                                 August 15, 1997

                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                                         Deficit
                                                                       accumulated
                                   Common Stock           Additional     during
                                   ------------            paid-in     development
                                Shares        Amount       capital        stage
                               -------       -------       -------     -----------
June 27, 1997
issued for cash                 10,000           $10       $ 4,990       $     0

August 15, 1997
issued for cash
(Note 1)                        75,000            75        14,925

Net loss, June 10,
1997(inception)
to August 15, 1997                                                        -3,204
                               -------           ---       -------       -------

Balance, August
15, 1997                        85,000           $85       $19,915       $-3,204
                               =======           ===       =======       =======

See accompanying notes to financial statements.

                          Greyhawk Stained Glass, Inc.
                          (A Development Stage Company)
                  June 10, 1997 (Inception) to August 15, 1997

STATEMENT OF CASH FLOWS
Cash Flows from
Operating Activities:
   Net loss                                                             $ -3,204

Cash Flows from
Investing Activities:                                                          0

Increase in Accounts
Receivable                                                                  -500

Cash Flows from
Financing Activities:
   Issuance of common stock for cash                                     +20,000
                                                                        --------
Net increase in cash                                                    $+16,296

Cash, June 10, 1997                                                            0
                                                                        --------
Cash, August 15, 1997                                                   $ 16,296
                                                                        ========

See accompanying notes to financial statements.

                          Greyhawk Stained Glass, Inc.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                 August 15, 1997

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

The Company was organized June 10, 1997, under the laws of the State of Nevada, as Greyhawk Stained Glass, Inc. The Company has no operations and in accordance with SFAS #7, the Company is considered a development stage company.

On June 27, 1997, the company issued 10,000 shares of its $0.001 par value common stock for $ 5,000.

On August 15, 1997, the Company successfully completed an offering of its common stock under Regulation D, Rule 504 for 75,000 common shares of stock at $ 0.20 per share or $15,000.

NOTE 2 - ACCOUNTING POLICIES AND PROCEDURES

Accounting policies and procedures have not been determined except as follows:

1. The Company uses the accrual method of accounting.

2. Earnings per share is computed using the weighted average number of shares of common stock outstanding.

3. The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital through a merger with an existing operating company.

NOTE 4 - WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.

                          Greyhawk Stained Glass, Inc.
                          (A Development Stage Company)

                      NOTES TO FINANCIAL STATEMENTS (Con't)
                                 August 15, 1997

NOTE 5 - RELATED PARTY TRANSACTION

The Company neither owns or leases any real property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

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